Exhibit 10.5

Amendment No. 2 to Credit Agreement

This Amendment No. 2 (this “Amendment”) to that certain Credit Agreement, dated as of June 30, 2014 (as amended by Amendment No. 1 to the Credit Agreement dated as of July 16, 2014 and as otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among Retrophin, Inc., as borrower (the “Borrower”), the Lenders from time to time party thereto and U.S. Bank National Association, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), is dated as of November [13], 2014, by and among the Borrower, the Lenders constituting the Majority Lenders on the signature pages hereto, and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Existing Credit Agreement.

RECITALS

WHEREAS, Section 6.06 of the Existing Credit Agreement governs the Borrower’s and its Subsidiaries’ ability to sell, lease, transfer or otherwise Dispose of any of its assets;

WHEREAS, Section 6.17 of the Existing Credit Agreement provides that the Borrower shall comply with certain financial covenants (the “Financial Covenants”); and

WHEREAS, the Borrower has advised the Majority Lenders that it wishes to amend certain clauses of Section 6.06 of the Existing Credit Agreement and the Financial Covenants on the terms set forth herein and the Majority Lenders have agreed to consent to such amendments to the Financial Covenants and waive the specified Default or Event of Default on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and undertakings in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement (as defined below) has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Effective Date (as defined below), refer to the Existing Credit Agreement after giving effect to the amendments herein (the “Amended Credit Agreement”).

2.          Amendments.

(I) Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definition therein:

“Net Product Sales” means, at any date of determination, the net product sales of the Group Members on a Consolidated basis for the most recently completed Measurement Period, as set forth on the consolidated statements of income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

(II) Section 6.06 of the Existing Credit Agreement is hereby amended by (i) deleting the text “and” appearing at the end of clause (n) thereof, (ii) deleting the text “.” appearing immediately following clause (o) thereof and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (p):

(p) any Disposition of the Borrower’s Vecamyl, oxytocin and ketamine licenses and assets; provided that, unless otherwise consented to by the Majority Lenders, the Net Cash Proceeds of such Disposition shall be applied to repay the Loans pursuant to Section 2.05(b)(i) (without giving effect to any reinvestment rights set forth therein).

(III) Section 6.17(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Consolidated Leverage Ratio. The Borrower shall not permit the Consolidated Leverage Ratio as of the end of any Measurement Period set forth below to be greater than the ratio set forth below opposite such Measurement Period:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
March 2016	10.7:1.00
June 2016	10.7:1.00
September 2016	10.7:1.00
December 2016	10.7:1.00
March 2017	9.2:1.00
June 2017	9.2:1.00
September 2017	9.2:1.00
December 2017	9.2:1.00
March 2018	8.0:1.00

(b) Consolidated Interest Coverage Ratio. The Borrower shall not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period set forth below to be less than the ratio set forth below opposite such Measurement Period:

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Measurement Period Ending	Minimum Consolidated Interest Coverage Ratio
March 2016	4.9:1.00
June 2016	4.9:1.00
September 2016	4.9:1.00
December 2016	4.9:1.00
March 2017	5.6:1.00
June 2017	5.6:1.00
September 2017	5.6:1.00
December 2017	5.6:1.00
March 2018	6.5:1.00

(c) Minimum EBITDA. The Borrower shall not permit the Consolidated EBITDA as of the end of any Measurement Period to be less than the amount set forth below opposite such Measurement Period:

Measurement Period Ending	Minimum EBITDA (in $ Millions)
March 2016	$8.533
June 2016	$8.533
September 2016	$8.533
December 2016	$8.533
March 2017	$9.907
June 2017	$9.907
September 2017	$9.907
December 2017	$9.907
March 2018	$11.358

(d)           Minimum Cash and Cash Equivalents. The Borrower shall not permit the aggregate amount of its unrestricted Cash and Cash Equivalents in Accounts subject to a Control Agreement to be less than $5,000,000 at any time.

(e) Minimum Net Product Sales. The Borrower shall not permit the Net Product Sales as of the end of any Measurement Period to be less than the amount set forth below opposite such Measurement Period:

Measurement Period Ending	Minimum Net Product Sales (in $ Millions)
December 2014	$11.00
March 2015	$12.00
June 2015	$13.00
September 2015	$14.00
December 2015	$15.00

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(f) Minimum Liquidity and Marketable Securities. The Borrower shall not permit the sum of (x) the aggregate amount of unrestricted Cash and Cash Equivalents in Accounts subject to a Control Agreement and (y) the Fair Market Value of Investments of the Borrower made under Section 6.07(i) at any time during any Measurement Period to be less than the amount set forth below opposite such Measurement Period:

Measurement Period Ending	Minimum Cash (in $ Millions)
December 2014	$24.00
March 2015	$15.00
June 2015	$10.00
September 2015	$10.00
December 2015	$10.00

3.          Waiver. The Majority Lenders hereby waive the Default or Event of Default arising from the Borrower’s breach of Section 6.14 of the Exiting Credit Agreement resulting from the short sales previously disclosed to the Majority Lenders as of the date hereof and entered into on September 8, 2014 with respect to InterMune, Inc., September 5 and 10, 2014 with respect to Nymox Pharmaceutical Corporation, September 16, 18, 19 and 23, 2014 with respect to Sunesis Pharmaceuticals, Inc. (the “Specified Default”).

4.          Conditions Precedent. This Amendment shall become effective when, and only when, each of the following conditions shall have been satisfied (the date of satisfaction of such conditions precedent, the “Amendment Effective Date”):

(a)          the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower and the Majority Lenders;

(b)          the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date; provided that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein) as of the Amendment Effective Date or such earlier date, as applicable;

(c)          the Administrative Agent shall have received payment of all reasonable and documented fees and expenses of counsel for the Administrative Agent as set forth in Section 9.05 of the Existing Credit Agreement;

(d)          the Borrower shall have authorized, issued and delivered to each of the Lenders party hereto (the “New Warrantholders”), in consideration for the waivers and amendments contained herein, a number of warrants (the “New Warrants”) specified in Schedule I hereto relating to Borrower’s Common Stock, which New Warrants shall be (i)

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substantially in the form of Exhibit G to the Existing Credit Agreement, provided that (x) the “Exercise Price” of such New Warrants shall be $9.9640 and (y) the “Termination Date” of such New Warrants shall be the five year anniversary of the Amendment Effective Date, (ii) registered in the relevant New Warrantholder’s name or in the name of its nominee and (iii) duly executed and dated as of the Amendment Effective Date in such denominations as the relevant New Warantholder may specify to the Borrower on or prior to the Amendment Effective Date (or, in the absence of such notice, one warrant registered in such New Warrantholder’s name representing the aggregate number of warrants deliverable to such New Warrantholder); and

(e)          no Default or Event of Default (other than the Specified Default) shall have occurred and be continuing on the Amendment Effective Date, both immediately prior to and immediately after giving effect to this Amendment.

5.          Loan Document. As of the Amendment Effective Date, this Amendment shall be a Loan Document executed pursuant to the Existing Credit Agreement, shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

6.          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise (i) limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or any other party under the Existing Credit Agreement or any other Loan Document, (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect or (iii) entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. Except as expressly amended or waived hereby, the provisions of the Existing Credit Agreement are and shall remain in full force and effect.

7.          Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

8.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

9.          Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate as of the day and year first above written.

BORROWER:	RETROPHIN, INC.

	By:	/s/ Steve Aselage
Name: Steve Aselage
Title: Chief Executive Officer

[Signature Page to RTRX Amendment No. 2]

ADMINISTRATIVE
AGENT:	U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

	By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

[Signature Page to RTRX Amendment No. 2]

MAJORITY LENDERS:

Athyrium Opportunities Fund (A) LP,
as Lender

By: Athyrium Opportunities Associates LP, its general partner

By: Athyrium Opportunities Associates GP LLC, its general partner

	By:	/s/ Jeffrey A. Ferrell
Name: Jeffrey A. Ferrell
Title: President

Athyrium Opportunities Fund (B) LP,
as Lender

By: Athyrium Opportunities Associates LP, its general partner

By: Athyrium Opportunities Associates GP LLC, its general partner

By:	/s/ Jeffrey A. Ferrell
Name: Jeffrey A. Ferrell
Title: President

[Signature Page to RTRX Amendment No. 2]

Schedule I to Amendment No. 2

SCHEDULE I

AMENDMENT WARRANTS

LENDER	NEW WARRANTS
Athyrium Opportunities Fund (A) LP	171,715
Athyrium Opportunities Fund (B) LP	94,952
PCOF 1, LLC	33,333